Exhibit 99.1

Myseum Launches New Subscription-Based Enterprise Platform Service Picture Party for Business

Company enters the estimated $14 billion enterprise social networking market

NEW BRUNSWICK, N.J., April 1, 2026 (GLOBE NEWSWIRE) – Myseum, Inc. (Nasdaq: MYSE) (“Myseum” or the “Company”), a privacy-first social media and technology innovator, today announced the launch of its subscription-based Picture Party Enterprise Platform designed for organizations to create private and secure social feeds for many use cases such as conferences, conventions, trade shows, festivals, charity events and more.

The initiative is part of Myseum’s strategy to generate recurring revenue by expanding its reach across organizations of any size including large corporations to small businesses, commercial enterprises, teams and leagues, and not-for-profits. The enterprise social networking marking is estimated to reach $14 billion in 2026, rising to $37 billion by 2035 according to a report by Market Research Future.

Myseum CEO Darin Myman commented, “Recall the events you’ve attended where countless photos and videos were taken—but you never got to see them because content was scattered across different devices and social media platforms, with no centralized sharing solution. Picture Party and Pop-Up Gala power scalable, private social networks for events of any size. Whether it’s a large festival or a team business meeting, users enjoy a safe and effortless way to share and store photos, videos, messages, documents and other digital content.”

Features of the new subscription-based enterprise platform include:

●	Creation of unlimited private social networks for any use case

●	Optional limitations for what and where users can share

●	Private and encrypted sharing

●	Advanced moderation controls

●	Media, organizational and archiving tools

●	No algorithms

●	No advertising

Myseum’s growing privacy-first social sharing ecosystem includes Picture Party, its flagship offering; Pop-Up Gala, a parallel service designed for formal events such as weddings and graduations; and the original DatChat Messaging platform. Intellectual property for these platforms includes 20 issued patents and several pending applications.

For more information about the Picture Party Enterprise Platform visit pictureparty.com/enterprise.

About Myseum, Inc.

Myseum, Inc. (formerly DatChat Inc.) is a privacy and social media technology company focused on innovative and creative user platforms. Its flagship platform is Picture Party by Myseum, a next-generation social sharing platform that makes it easier to share your photos and videos both today, and for generations to come. Myseum’s innovative social media platform brings a fresh and needed approach to digital media and content management, allowing users to create a digital legacy that makes it easier to share both today, and with future generations. The platform is backed by both patented technology and proprietary software.

Myseum also operates the DatChat Messenger & Private Social Network, which presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. The patented technology offers users a traditional texting experience while providing control and security for their messages. With the DatChat Messenger, a user can decide how long their messages last on a recipient’s device while feeling secure that at any time, and delete individual messages or entire message threads, making it like the conversation never happened. Visit Myseum.com and datchat.com/investors for more information.

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